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                                                                   Exhibit 23.16

Deloitte Touche Tohmatsu                                              DELOITTE
Av, Presidente Wilson, 231-22(degree)                                 TOUCHE
20030-021 - Rio de Janeiro - RJ                                       TOHMATSU
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br

Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated January 20, 1999, relating to the financial statements of Valesul Aluminio S.A. for the years ended December 31, 1998 and 1997 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU


DELOITTE TOUCHE TOHMATSU
Independent Auditors


Rio de Janeiro, Brazil, March 21, 2002